SECURITIES PURCHASE AGREEMENT






                              NRE HOLDINGS, INC.
                       2215 Enterprise Drive, Suite 1502
                          Westchester, Illinois 60154






                            as of November 30, 1994







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                         SECURITIES PURCHASE AGREEMENT



                              NRE HOLDINGS, INC.
                       2215 Enterprise Drive, Suite 1502
                          Westchester, Illinois 60154




                            as of November 30, 1994



BancBoston Investments Inc.
100 Federal Street
Boston, Massachusetts  02110

Ladies and Gentlemen:

     The undersigned, NRE Holdings, Inc., a Delaware corporation (the Company), hereby agrees with you as follows:

                                1.DEFINITIONS.

     For all purposes of this Agreement the following terms shall have the meanings set forth herein or elsewhere in the provisions hereof:

     Acquisition. Acquisition shall mean the transaction in which NRE shall have purchased certain of the assets and business of BNB Land Venture, Inc. and/or its affiliates consisting of thirty-nine (39) restaurants, pursuant to the Asset Purchase Agreement.

     Asset Purchase Agreement. Asset Purchase Agreement shall mean the Asset Purchase Agreement dated as of the date hereof by and between BNB Land Venture, Inc. and/or its affiliates and NRE in the form delivered to you on or prior to the date hereof.

     Bank Affiliate.  See Section 15.1 hereof.

     Bank Holding Company Act.  See Section 15.1 hereof.








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     BBI. BBI shall mean BancBoston Investments Inc., a Massachusetts corporation.

     Charter. Charter shall include the articles or certificate of incorporation, statute, constitution, joint venture or partnership agreement or articles or other organizational document of any Person other than an individual, each as from time to time amended or modified.

     Class A Common Stock.  See Section 4.5(a).

     Class A Preferred Stock.  See Section 4.5(a).

     Class A-1 Preferred Stock.  See Section 4.5(a).

     Class A-2 Preferred Stock.  See Section 4.5(a).

     Class B Common Stock.  See Section 4.5(a).

     Class B Preferred Stock.  See Section 4.5(a).

     Class C Common Stock.  See Section 4.5(a).

     Class D Common Stock.  See Section 4.5(a).

     Closing.  See Section 2.3.

     Closing Date.  See Section 2.3.

     Code. Code shall mean the Internal Revenue Code of 1986, any successor statute of similar import, and the rules and regulations thereunder, collectively and as from time to time amended and in effect.

     Commission.  Commission shall mean the Securities and Exchange Commission.

     Common Stock. Common Stock shall mean, collectively, the Class A Common Stock, the Class B Common Stock, the Class C Common Stock and the Class D Common Stock, each having the rights and privileges set forth in Exhibit D hereto and in addition, any capital stock or other securities into which or for which Class A Common Stock, Class B Common Stock, Class C Common Stock or Class D Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

     Company.  See preamble.

     Consolidated or consolidated. Consolidated or consolidated shall mean, with reference to any term defined herein, that term as applied to the accounts of the Company and all of its Subsidiaries, consolidated in accordance with generally accepted accounting principles.

     Credit Agreement. Credit Agreement shall mean the Amended and Restated Revolving Credit and Term Loan Agreement dated as of November 30, 1994, among the Company, NRE, the Senior Lenders and the Senior Lenders' Agent, as such Credit Agreement may be amended, extended or renewed from time to time.

     Default. Default shall mean an event or condition which with the passage of time or giving of notice, or both, would become an Event of Default.






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     Events of Default.  See Section 10.1.

     Family Members. Family Members shall mean, as applied to any individual, any parent, spouse, child, spouse of a child, brother or sister of the individual, each estate of such Persons and each trust created for the benefit of one or more of such Persons and each custodian of a property of one or more such Persons.

     Financing Agreements. Financing Agreements shall include this Agreement, the Securities, the Stockholders Agreement, and any and every other present or future instrument or agreement from time to time entered into between the Company and you or any other holder of the Securities which relates to this Agreement or is stated to be a Financing Agreement, as from time to time amended or modified.

     generally accepted accounting principles. Generally accepted accounting principles shall mean accounting principles which are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, in effect for the fiscal year of the Company ended including September 1, 1994, (b) applied on a basis consistent with prior periods, and (c) such that a certified public accountant would, insofar as the use of accounting principles is pertinent, be in a position to deliver an unqualified opinion as to financial statements in which such principles have been properly applied.

     Guaranty. The Limited Guaranty, dated as of September 1, 1994 made by the Company in favor of the Senior Lenders and the Senior Lenders' Agent pursuant to which the Company guaranties to the Senior Lenders and the Senior Lenders' Agent the payment and performance of certain of the Obligations (as defined in the Credit Agreement), as the same may be amended, restated, supplemented or modified from time to time.

     Indebtedness. Indebtedness shall include all obligations, contingent and otherwise, which in accordance with generally accepted accounting principles should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including without limitation, in any event and whether or not so classified: (a) all debt and similar monetary obligations, whether direct or indirect; (b) all liabilities secured by any mortgage, pledge, security interest, lien, charge, or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; (c) all guaranties, endorsements and other contingent obligations whether direct or indirect in respect of Indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase Indebtedness, or to assure the owner of Indebtedness against loss, through an agreement to purchase goods, supplies, or services for the purpose of enabling the debtor to make payment of the Indebtedness held by such owner or otherwise, and (d) obligations to reimburse issuers of any letters of credit.

     Indebtedness for Borrowed Money. Indebtedness for Borrowed Money shall mean (a) all Indebtedness of the Company and its Subsidiaries for borrowed money, whether current or funded, or secured or unsecured, (b) all Indebtedness of the Company and its Subsidiaries for the deferred purchase price of property or services represented by a note or other security, (c) all Indebtedness of the Company and its Subsidiaries created or arising under any conditional sale or other title retention agreement with respect to property acquired by the Company or its Subsidiaries (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all Indebtedness of the Company and its Subsidiaries secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which the Company and its Subsidiaries are liable as lessee, except that all real estate leases of Burger King






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restaurants shall be considered operating leases (f) any liability of the
Company and its Subsidiaries in respect of banker's acceptances or letters of credit, and (g) all Indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above which is directly or indirectly guaranteed by the Company or any of its Subsidiaries or which the Company or any of its Subsidiaries has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

     Jordan Investors. Jordan Investors shall have the same meaning herein as in the Stockholders Agreement.

     Lien. Lien shall mean (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; or (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles, or chattel paper, with or without recourse.

     Major Holder. Major Holder shall mean the holder or holders at the relevant time (excluding the Company) of (a) in the case of the Notes, at least 50% of the then outstanding principal amount of the Notes, (b) in the case of the Warrants and Warrant Stock, of at least 50% of the total number of
(i) shares of Warrant Stock then issuable upon exercise of the outstanding Warrants and (ii) then outstanding shares of Warrant Stock and (c) in the case of Preferred Shares, at least 50% of the then outstanding number of Preferred Shares.

     Majority Holders. Majority Holders shall mean the holder or holders at the relevant time (excluding the Company) of (a) in the case of the Notes, 51% or more in outstanding principal amount of the Notes, (b) in the case of the Warrants and Warrant Stock, 51% or more of the number of shares of (i) Warrant Stock then issuable upon exercise of the outstanding Warrants and (ii) the then outstanding shares of Warrant Stock and (c) in the case of Preferred Shares, at least 51% of the then outstanding number of Preferred Shares.

     MCIT.  MCIT shall mean Mezzanine Capital and Income Trust 2001 PLC.

     MCIT Purchase Agreement. MCIT Purchase Agreement shall mean the Purchase Agreement dated as of September 1, 1994 between the Company and MCIT, as the same may be amended, restated, supplemented or modified from time to time.

     Notes. Notes shall mean the Company's $600,000 Junior Subordinated Note, issued pursuant to Section 2.1 hereof and any other Notes transferred to any other holders pursuant to Section 16 hereof.

     NRE. NRE shall mean National Restaurant Enterprises, Inc., a Delaware corporation and wholly-owned Subsidiary of the Company.

     Person. Person shall mean an individual, partnership, corporation, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

     Preferred Shares. Preferred Shares shall mean (a) the Class A Preferred Stock and the Class B Preferred Stock issued to BBI pursuant to this Agreement, (b) any shares of Preferred Stock issued as a dividend with respect to shares of Class A Preferred Stock or Class B Preferred Stock that are Preferred Shares at the time of such dividend and (c) any capital stock or other securities into which or for which any such shares of Class A Preferred Stock or Class B Preferred Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company; provided that the foregoing capital stock shall be Preferred Shares only so long as such capital stock has not been sold pursuant to a Public Sale.






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     Preferred Stock. Preferred Stock shall mean collectively, the Special
Preferred Stock, the Class A Preferred Stock and the Class B Preferred Stock, each having the rights and privileges set forth in Exhibit A-1 hereto, and in addition, any capital stock or other securities into which or for which the Special Preferred Stock, the Class A Preferred Stock or the Class B Preferred Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company.

     Property. Property means the properties owned, leased or operated by the Company and its Subsidiaries.

     Public Sale. Public Sale shall mean any sale of Common Stock to the public pursuant to a public offering registered under the Securities Act or to the public through a broker or market-maker pursuant to the provisions of Rule 144 (or any successor rule) adopted under the Securities Act or any other public offering not required to be registered under the Securities Act.

     Purchase Price.  See Section 2.2.

     Purchased Securities.  See Section 2.1.

     Related Agreements.  See Section 4.6.

     Securities. Securities shall mean the Notes, the Warrants, the shares of Warrant Stock and the Preferred Shares.

     Securities Act. Securities Act shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     Senior Indebtedness.  See Section 3.7(b).

     Senior Lenders. Senior Lenders shall mean those lending institutions set forth on Schedule 1 to the Credit Agreement, as the same may be amended and in effect from time to time.

     Senior Lenders' Agent. Senior Lenders' Agent shall mean The First National Bank of Boston, in its capacity as agent for the Senior Lenders or any successor agent under the Credit Agreement.

     Special Preferred Stock.  See Section 4.5(a).

     Standstill Period.  See Section 3.7(b).

     Stockholders Agreement. Stockholders Agreement shall mean the Stockholders Agreement dated as of September 1, 1994 among the Company and the stockholders of the Company, as the same may be amended, restated, supplemented or modified from time to time.

     Subordinated Indebtedness.  See Section 3.7(b).

     Subordinated Instrument.  See Section 3.7(b).

     Subsidiary. Subsidiary shall mean any Person of which the Company or other specified Person now or







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hereafter shall at the time own directly or indirectly through a Subsidiary at least a majority of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally.

     Transfer Notice.  See Section 16.2.

     Warrant(s). Warrants shall mean the Common Stock Warrant of the Company issued to BBI pursuant to Section 2.1 hereof and any other Warrants transferred to any other holders pursuant to Section 14 hereof; provided that no Warrants which have been sold pursuant to a Public Sale shall be considered to be outstanding Warrants or Securities hereunder.

     Warrant Stock. Warrant Stock shall mean Common Stock issued or issuable upon exercise of the Warrants in accordance with their terms and any capital stock or other securities into which or for which such Common Stock shall have been converted or exchanged pursuant to any recapitalization, reorganization or merger of the Company; provided that no shares of Warrant Stock which have been sold pursuant to a Public Sale shall be considered to be outstanding Warrant Stock or Securities hereunder.


                 2.SALE AND PURCHASE OF PURCHASED SECURITIES.


     2.1. SALE AND PURCHASE OF PURCHASED SECURITIES. The Company agrees to issue and sell to you and you agree to purchase the Securities listed below (the Purchased Securities):

              (a)     1,425 shares of Class A Preferred Stock;

              (b)     475 shares of Class B Preferred Stock;

              (c) the Company's Junior Subordinated Note, in the principal amount of $600,000, in the form of Exhibit A hereto; and

              (d) Common Stock Purchase Warrant No. W-2 for the purchase of 81.0799 shares of Common Stock in the form of Exhibit B hereto.

     2.2. PURCHASE PRICE. The aggregate purchase price for the Purchased Securities is $2,500,000 (the Purchase Price). The parties hereto agree that
(a) the purchase price for the Preferred Shares is $1,900,000, (b) the purchase price for the Note is $600,000 and (c) the purchase price for the Warrant is $10, and will be reported as such by both parties for federal, state and local tax purposes.

     2.3. CLOSING. The closing of the purchase and sale of the Purchased Securities (the Closing) will take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois, at 10:00 a.m. on November 30, 1994, or at such other time, date and place as the parties hereto may agree upon (the Closing Date). At the Closing, the Company will deliver to you the Purchased Securities against payment by you of the Purchase Price in immediately available funds. Each of the Purchased Securities will be issued to you or any nominee specified by you on or before the Closing Date and registered in your name or the name of such specified nominee in the Company's records.

     2.4. USE OF PROCEEDS. The Company agrees that it will contribute the proceeds from the sale of the Purchase Securities to the capital of NRE, and will cause NRE to use the amount so contributed to finance a portion of the Acquisition. The Company further agrees that it will not use any part of the proceeds from the sale of the Purchased Securities to purchase or carry any "margin security" or "margin stock", as such terms






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are defined in any regulation, rule or interpretation of the Board of
Governors of the Federal Reserve System.









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                  3. PRINCIPAL AND INTEREST PAYMENTS ON NOTES


     3.1. MANDATORY PRINCIPAL REPAYMENT. The Company shall repay the unpaid principal amount of the Note on March 31, 2005, together with all accrued and unpaid interest thereon.

     3.2. OPTIONAL PREPAYMENTS. The Company, upon not less than fifteen (15) nor more than thirty (30) days' prior written notice to the holders of any of the Notes of the date and amount of optional prepayment, may prepay from time to time all or any portion (in integral multiples of $1,000) of the principal amount of the Notes. The principal amount of any Notes designated for prepayment in any notice of optional prepayment permitted by this Section 3.2 shall become due and payable on the date fixed for prepayment in such notice, together with all accrued and unpaid interest thereon. If any Note is prepaid pursuant to this Section 3.2, the Company shall indemnify you, on demand made by you at any time and as often as the occasion therefor may arise, against any loss, cost or expense incurred as a result of such prepayment, including without limitation, any funding losses or lost profits resulting from reemployment of such prepaid amount. The amount of such indemnification shall be specified by you in your written demand therefor, which shall be accompanied by your calculation of such amount.

     3.3. APPLICATION OF PAYMENTS AND PREPAYMENTS. Each repayment or prepayment of less than the entire unpaid principal amount of all outstanding Notes shall be applied pro rata to all outstanding Notes, according to the respective unpaid principal amounts thereof and any such prepayment shall be applied to the remaining installment payments on each of the Notes in the inverse order of their maturity.

     3.4. PRESENTATION OR SURRENDER OF NOTES. The Company may, as a condition to making any prepayment of a Note, require the holder thereof to present such Note at the place specified in the Note for payment of the principal thereof, for notation thereon of the amount and date of such prepayment, or, if such
Note is prepaid in full, to surrender the same to the Company.

     3.5. NO REBORROWING OR OTHER PREPAYMENTS. Except as expressly permitted by Section 3.2, none of the principal of the Notes may be prepaid. No amount repaid or prepaid pursuant to Section 3.1 or 3.2 may be reborrowed under the Notes.

     3.6. INTEREST PAYMENTS. The unpaid principal amount of the Notes outstanding from time to time shall bear interest from the date hereof until and including the maturity of the Notes, at a rate equal to 6% per annum. Interest on the Notes shall be calculated on the basis of the actual number of days elapsed and a 360 day year, and shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on the first such date to occur after the Closing Date, and at the maturity of the Notes. Such interest payments shall be payable in cash, provided, however, if at the time such payment becomes due the Company is prohibited from making such payment pursuant to the provisions of the Credit Agreement or the MCIT Purchase Agreement, the amount of the accrued but unpaid interest shall be capitalized and added to the unpaid principal amount of the Note, and from such date shall bear interest as provided for principal in this Section 3.6.

     3.7.     SUBORDINATION.

     (a) Subordination to Senior Indebtedness. Notwithstanding any other provision of this Agreement, the Subordinated Indebtedness is and shall be junior and subordinated in right of payment, to the extent and in the manner set forth in this Section 3.7, to the prior payment in full of all amounts due and owing upon all Senior Indebtedness at any time outstanding.







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     (b) Definitions. As used herein, (i) the term Senior Indebtedness shall mean (1) all of the Indebtedness (including, to the extent applicable, any post-petition interest, whether or not allowed by the applicable bankruptcy court) to the Senior Lenders and the Senior Lenders' Agent under the Guaranty as in effect on the date hereof; (2) all of the Indebtedness (including, to the extent applicable, any post-petition interest, whether or not allowed by the applicable bankruptcy court) to MCIT under the MCIT Purchase Agreement and related notes as in effect on the date hereof; (3) all of the Indebtedness of the Company evidenced by the notes issued by the Company pursuant to the Management Subscription Agreement (as defined in the Credit Agreement) in the aggregate original principal amount of $4,400,000 and any NonNegotiable Three Year Junior Subordinated Notes (as defined in the Management Subscription Agreement) issued pursuant to the Management Subscription Agreement and (4) all Indebtedness for Borrowed Money of the Company other than Indebtedness (A) to any Subsidiary of the Company; (B) to any trade creditors of the Company, or trade creditors of any Subsidiary of the Company which is guaranteed by the Company; and (C) Indebtedness of the Company incurred by the Company but not permitted by the terms of the Credit Agreement or the MCIT Purchase Agreement;
(ii) the term Subordinated Indebtedness shall mean the Indebtedness of the Company under the Notes, including unpaid principal of and interest accrued on the Notes and all other claims or obligations relating the Notes which arise under or in respect of this Agreement, (iii) the term Standstill Period shall mean with respect to any Subordinated Indebtedness, the period commencing on the date on which the holder thereof shall have received written notice from the holder of any Senior Indebtedness of the occurrence of a default or event of default under the Senior Indebtedness and ending on the earlier of (A) the date on which all such defaults or events of default under the Senior Indebtedness have been cured or waived, and (B) the holders of such Senior Indebtedness have accelerated payment on such Indebtedness; (iv) the term Payment Blockage Period shall mean with respect to any Subordinated Indebtedness, the period commencing on the date on which the holder thereof shall have received written notice from the holder of any Senior Indebtedness of the occurrence of a default or event of default under the Senior Indebtedness and ending on the earlier of (A) the date on which all such defaults or events of default under the Senior Indebtedness have been cured or waived, and (B) all obligations owing to the holders of such Senior Indebtedness have been repaid in full in cash; and (v) the term Subordinated Instrument shall mean any instrument or agreement evidencing Subordinated Indebtedness.

     (c) Prior Payment of Senior Indebtedness in Bankruptcy, etc. In the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings relating to the Company or its debts or assets, and, in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Company or distribution or marshalling of its assets or any composition with creditors of the Company, whether or not involving insolvency or bankruptcy, if all Senior Indebtedness has not been paid in full in cash at such time, (i) the holders of Subordinated Indebtedness shall demand, but only the holders of Senior Indebtedness may collect, payment of all Subordinated Indebtedness due from the Company, and (ii) the holders of the Senior Indebtedness are hereby irrevocably authorized at any such meeting or in any such proceeding to collect any assets of the Company distributed, divided or applied by way of dividend or payment or any such securities issued on account of Subordinated Indebtedness and apply the same, or the proceeds of any realization upon the same that the holders of the Senior Indebtedness in their discretion elect to effect, to Senior Indebtedness until all Senior Indebtedness shall have been paid in full, rendering any surplus then remaining to the holders of Notes. The holders of the Subordinated Indebtedness shall retain the right to vote and otherwise act in any such proceeding (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension). In addition, the holders of the Subordinated Indebtedness shall not be prohibited from retaining any notes or other securities issued to such holders in any reorganization of the Company provided the terms of such notes or other securities are subordinated to the Senior Indebtedness to at least the same extent as the Notes.







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     (d)      No Payment on Notes Under Certain Conditions.

              (i) During any Payment Blockage Period with respect to any Subordinated Indebtedness, no payment shall be made by the Company or accepted by any holder of such Subordinated Indebtedness thereunder; and during any Standstill Period with respect to any Subordinated Indebtedness, unless the holders of Senior Indebtedness shall have accelerated such Senior Indebtedness or shall have commenced an action or proceeding against the Company to enforce any of their rights in respect of the Senior Indebtedness, no acceleration of Subordinated Indebtedness or action or proceeding shall be commenced by any holder of such Subordinated Indebtedness to collect payment thereof. The acceleration of any Subordinated Indebtedness by the holder thereof during any Standstill Period applicable thereto shall be deemed to be automatically rescinded upon the expiration of such Standstill Period if upon such expiration no Default or Event of Default (other than failure by the Company to pay the principal amount so accelerated) exists under this Agreement.

              (ii) Notwithstanding anything herein to the contrary, no Standstill Period shall commence as a result of a default or event of default which gave rise to the initial Standstill Period unless such default or event of default has been cured or waived for at least 90 consecutive days from the commencement of such Standstill Period.

     (e) Payments Held in Trust. If, in violation of the terms of this Section 3.7, any holder of Subordinated Indebtedness receives payment thereof or any distribution with respect thereto before all Senior Indebtedness is paid in full in cash, such payment or distribution shall be held in trust for and paid ratably to the holders of Senior Indebtedness or their representatives until all Senior Indebtedness shall have been paid in full. No such payments or distributions paid to the holders of Senior Indebtedness or their representatives by any holder of Subordinated Indebtedness shall be deemed to discharge any of such Subordinated Indebtedness.

     (f) Subrogation. Upon the payment of any Senior Indebtedness, the holders of the unpaid Subordinated Indebtedness shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company applicable to such Senior Indebtedness. For purposes of such subrogation, no payments or distributions made to the holders of Senior Indebtedness of any cash, property or securities to which the holders of Subordinated Indebtedness would be entitled except for the subordination provisions of this Section 3.7 and no payment to the holders of Senior Indebtedness by the holders of Subordinated Indebtedness, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holders of Subordinated Indebtedness shall be deemed to discharge any of the Senior Indebtedness.

     (g) Scope of Subordination. The subordination provisions of this Section
3.7 are intended solely to define the relative rights of the holders of Subordinated Indebtedness and the holders of Senior Indebtedness. Nothing in this Section 3.7 or any Subordinated Instrument shall impair, as between the Company, its creditors (other than the holders of Senior Indebtedness) and the holders of Subordinated Indebtedness, the unconditional and absolute obligation of the Company to timely pay the principal, interest, and other amounts and obligations owing under the terms of such Subordinated Instrument or affect the relative rights of the holders of such Subordinated Instrument and creditors of the Company (other than the holders of Senior Indebtedness), nor shall anything prevent any holder of Subordinated Indebtedness from accepting any payment with respect to such Subordinated Indebtedness or exercising all remedies otherwise permitted by applicable law upon default with respect to such Subordinated Indebtedness or this Agreement, subject to any rights under this Section 3.7 of the holders of Senior Indebtedness in respect of such payment.

     (h) Notices. The holders of Senior Indebtedness will promptly notify the holders of Subordinated Indebtedness in writing of the occurrence of any Event of Default (as defined in the Credit Agreement), and





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the holders of Subordinated Indebtedness will promptly notify the holders of
Senior Indebtedness in writing of the occurrence of any Event of Default hereunder. The failure to give such notice shall not, however, deprive either the holders of Senior Indebtedness or the holders of Subordinated Indebtedness of any rights or remedies to which they are entitled hereunder.

     3.8. MANDATORY REDEMPTION OF NOTES. Upon the earliest to occur of (a) any Change of Control (as defined in the MCIT Agreement), (b) the Company entering into any written or other arrangement which will give rise to a Change of Control, or (c) the Company having notice that any other Person has entered into a written or other arrangement which will give rise to a Change of Control, the Company will immediately give written notice of such transaction or event to each holder of the Notes, which notice shall describe such transaction or event in reasonable detail. Immediately upon (and concurrently with) the occurrence of any Change of Control, the Company will purchase from each such holder all of the outstanding Notes held by it at a purchase price equal to the unpaid principal amount thereof together with accrued interest thereon to the date of such purchase in full with immediately available funds in the amount of the applicable purchase price specified herein.


                       4.REPRESENTATIONS AND WARRANTIES.


     In order to induce you to enter into this Agreement and to purchase the Purchased Securities, the Company hereby represents and warrants that, both before and after giving effect to the Closing:

     4.1. REPRESENTATIONS AND WARRANTIES IN CREDIT AGREEMENT. The representations and warranties by each of the Company and its Subsidiaries in the Credit Agreement were true and correct in all material respects when made and are true and correct in all material respects on the date of this Agreement.

     4.2. AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and by each of the Company and its Subsidiaries of each Related Agreement to which such Person is a party, and the issuance and sale by the Company of the Securities hereunder, (a) are within such Person's corporate power and authority, (b) have been duly authorized by all necessary corporate proceedings, and (c) do not conflict with or result in any breach of any provision of or the creation of any Lien upon any of the property of the Company or any of its Subsidiaries pursuant to the Charter or bylaws of the Company of any of its Subsidiaries or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument, or require any consent or approval pursuant to the Charter or bylaws of the Company or any of its Subsidiaries or any law, regulation, order, judgment, writ, injunction, license, permit, agreement or instrument.

     4.3. ENFORCEABILITY. The execution and delivery by the Company of this Agreement and by each of the Company and its Subsidiaries of each of the Related Agreements to which such Person is a party, and the issuance and sale by the Company of the Securities hereunder, will result in legally binding obligations of such Person enforceable against such Person in accordance with the respective terms and provisions hereof and thereof, except to the extent that (a) such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights, (b) the availability of the remedy of specific performance or injunctive or other equitable relief is subject to the discretion of the court before which any proceeding therefor may be brought and (c) the enforceability of the indemnities and contribution provisions contained in Section 13 hereof may be limited under federal securities laws.

     4.4. GOVERNMENTAL APPROVALS. Except as set forth in Schedule 4.4 hereto, the execution, delivery and performance by the Company of this Agreement and by each of the Company and its Subsidiaries of each Related Agreement to which such Person is a party, and, the issuance and sale of the Securities hereunder, do not require the approval or consent of, or any filing with, any governmental authority or agency.

     4.5. CAPITALIZATION. (a) Capital Stock. At Closing, the authorized capital stock of the Company will consist solely of (i) 7500 shares of Class A Preferred Stock, $.01 par value per share (the Class A Preferred Stock), consisting of two tranches, the Class A-1 Preferred Stock (the Class A-1 Preferred Stock) and the Class A-2 Preferred Stock (the Class A-2 Preferred Stock), of which 4,500 shares of the Class A-1 Preferred Stock are outstanding at Closing and 1,200 shares of the Class A-2 Preferred Stock are outstanding at Closing, (ii) 3000 shares of Class B Preferred Stock, $.01 par value per share (the Class B Preferred Stock), of which 1,900 shares are outstanding at Closing, (iii) 1 share of Special Voting Preferred Stock, $.01 par value per share (the Special Preferred Stock, of which 1 share is outstanding at Closing, (iv) 2000 shares of Class A Common Stock, $.01 par value per share (the Class A Common Stock), of which 348.71 shares are outstanding at Closing,
(v) 100 shares of Class B Common Stock, $.01 par value per share (the Class B Common Stock), of which no shares are outstanding at Closing, (vi) 700 shares of Class C Common Stock, $.01 par value per share (the Class C Common Stock) of which 285.31 shares are outstanding at Closing, and (vii) 700 shares of Class D Common Stock, $.01 par value per share (the Class D Common Stock) of which 366 shares are outstanding at Closing. After giving effect to the transactions contemplated hereby, all of the Company's outstanding shares of capital stock will be owned as set forth in Schedule 4.5(a) hereto and will be duly authorized, validly issued, fully paid and non-assessable.

     (b) Options, Etc. Except for the Warrants and other than as created pursuant to this Agreement or as disclosed on Schedule 4.5(b) hereto, the Company has no outstanding rights (either pre-emptive or other) or options to subscribe for or purchase from the Company and no warrants or other agreements providing for or requiring the issuance by the Company of, any capital stock or any securities convertible into or exchangeable for its capital stock.

     (c) Reservation, Etc. Sufficient shares of authorized but unissued Common Stock have been reserved by appropriate corporate action in connection with the prospective exercise of the Warrants and any other agreements disclosed on
Schedule 4.5(b) and the conversion of shares of Common Stock of one class into shares of another class as provided in the Company's Charter. The issuance of the Warrants or the shares of Warrant Stock and the conversion of shares of Common Stock of one class into shares of another class as provided in the Company's Charter will not require any further corporate action by the stockholders or directors of the Company, will not be subject to pre-emptive rights in any present or future stockholders of the Company and will not conflict with any provision of any agreement to which the Company is a party or by which it is bound, and such Common Stock, when issued upon exercise of the Warrants in accordance with their terms or upon such conversion, will be duly authorized, validly issued, fully paid and non-assessable.

     4.6. RELATED AGREEMENTS. You have heretofore or simultaneously herewith been furnished with complete and correct copies of the agreements set forth on
Schedule 4.6 and all appendices, schedules and exhibits thereto (collectively, together with all Financing Agreements other than this Agreement, the Related Agreements). This Agreement and the Related Agreements are the only material agreements relating to the Acquisition or the transactions contemplated hereby to which the Company or any of its Subsidiaries is a party. Neither the Company nor any of its Subsidiaries is in default on any of its obligations under this Agreement or any Related Agreement to which such Person is a party and, to the best of the Company's knowledge, no other party to any Related Agreement is in default thereunder.

     4.7. REPRESENTATIONS AND WARRANTIES UNDER RELATED AGREEMENTS. All representations and warranties made by the Company or any of its Subsidiaries in any of the Related Agreements or in the certificates delivered in connection therewith are true and correct as of the date hereof with the same force and effect as though made on and as of the date hereof, and such representations and warranties are hereby confirmed to you and made representations and warranties of the Company hereunder as fully as if set forth herein. To the best of the Company's knowledge, all representations and warranties made in the Related Agreements by or on behalf of any party thereto other than the Company or any of its Subsidiaries are true and correct in all material respects.

     4.8. DISCLOSURE. No representation, warranty or statement made in this Agreement, any Related Agreement, or any agreement, certificate, statement or document furnished by or on behalf of the Company or any of its Subsidiaries in connection herewith or therewith contains any untrue statement of material fact or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.


                         5.INVESTMENT REPRESENTATION.


     You represent and warrant to the Company that you are (i) an "accredited investor" as such term is defined in Rule 501 promulgated under the Securities Act, and (ii) acquiring the Purchased Securities for investment and not with a view to selling or otherwise distributing the Purchased Securities; provided, however, that the disposition of your property shall at all times be and remain in your control, subject to the provisions of Section 16 hereof.


                           6.CONDITIONS TO PURCHASE.


     Your obligation to purchase the Purchased Securities pursuant to this Agreement is subject to compliance by the Company with its agreements herein contained, and to the satisfaction, on or prior to the Closing Date, of the following conditions:

     6.1. RELATED AGREEMENTS. Each of the Related Agreements or the amendments thereto, as the case may be, shall have been executed and delivered in a form satisfactory to you, and each of the Related Agreements shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived except with your prior written consent. All covenants, agreements and conditions contained in the Related Agreements which are to be performed or complied with on or prior to the Closing Date shall have been performed or complied with (or waived with your prior written consent) in all material respects.

     6.2. CHARTER DOCUMENTS; GOOD STANDING CERTIFICATE. You shall have received from each of the Company and its Subsidiaries a copy, certified by a duly authorized officer of the Company to be true and complete as of the Closing Date, of the Charter and the by-laws of each of the Company and its Subsidiaries; and a certificate, dated not more than ten (10) days prior to the Closing Date, of the Secretary of State or other appropriate official of each state in which each of the Company and its Subsidiaries is incorporated or qualified to do business, as to such Person's corporate good standing or qualification to do business in such state, as the case may be.

     6.3. PROOF OF CORPORATE ACTION. You shall have received from each of the Company and its Subsidiaries copies, certified by a duly authorized officer thereof to be true and complete as of the Closing Date, of the records of all corporate action taken to authorize the execution, delivery and performance of this Agreement and each of the Related Agreements to which the Company or such Subsidiary is or is to become a party.

     6.4. INCUMBENCY CERTIFICATE. You shall have received from the Company and each of its Subsidiaries an incumbency certificate, dated the Closing Date, signed by a duly authorized officer thereof and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, this Agreement and each of the Related Agreements to which such Person is or is to become a party, and to give notices and to take other action on behalf of such Person under each of such documents.

     6.5. LEGAL OPINION. You shall have received from counsel to the Company their favorable opinion, substantially in the form of Exhibit C hereto, and covering such other matters with respect to the transactions contemplated by this Agreement and the Related Agreements as you may reasonably request.

     6.6. REPRESENTATIONS AND WARRANTIES; OFFICERS' CERTIFICATES. The representations and warranties contained or incorporated by reference herein shall be true and correct on and as of the Closing Date; no event or condition shall have occurred or would result from the issuance of any of the Securities which would be a Default or an Event of Default on and as of the Closing Date, and the Company and each of its Subsidiaries shall have performed and complied with all conditions and agreements required to be performed or complied with by them prior to the Closing; and you shall have received on the Closing Date a certificate to these effects signed by an authorized officer of the Company.

     6.7. LEGALITY; GOVERNMENTAL AUTHORIZATION. The purchase of the Purchased Securities shall not be prohibited by any law or governmental order or regulation, and shall not subject you to any penalty, special tax, or other onerous condition. All necessary consents, approvals, licenses, permits, orders and authorizations of, or registrations, declarations and filings with, any governmental or administrative agency or of or with any other Person, with respect to any of the transactions contemplated by this Agreement or any of the Related Agreements shall have been duly obtained or made and shall be in full force and effect.

     6.8. CONTRIBUTION OF COMPANY. On the Closing Date, simultaneously with the purchase and sale of the Purchased Securities hereunder, the Company shall contribute to the capital of NRE an amount of not less than $2,500,000.

     6.9. COMPLETION OF ACQUISITION. On the Closing Date, simultaneously with the purchase and sale of the Purchased Securities hereunder, the Company shall cause NRE to complete the Acquisition at a purchase price of not more than $38,000,000.

     6.10. SENIOR DEBT FINANCING. Simultaneously with the purchase and sale of the Purchased Securities hereunder, the Company shall have caused NRE to obtain financing, on terms and conditions satisfactory to you, from the Senior Lenders pursuant to the Credit Agreement providing total credit of not more than $74,500,000.

     6.11. PAYMENT OF CERTAIN FEES AND DISBURSEMENTS. Bingham, Dana & Gould, your special counsel shall have received payment in full for all legal fees charged, and all costs and expenses incurred by such counsel, respectively, through the Closing Date in connection with the transactions contemplated by this Agreement.

     6.12. NO MATERIAL CHANGE. There shall not have been, or threatened to be after giving effect to the Acquisition, any material damage to or loss or destruction of any properties owned or leased by the Company or any of its Subsidiaries (whether or not covered by insurance) or any material adverse change in the business, assets or financial condition of the Company and its Subsidiaries or imposition of any laws, rules or regulations which would materially adversely affect the business, assets or financial condition of the Company and any of its Subsidiaries.

     6.13. NO LITIGATION. No restraining order or injunction shall prevent the transactions contemplated by this Agreement and no action, suit or proceeding shall be pending or threatened before any court or administrative body in which it will be, or is, sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     6.14. GENERAL. All instruments and legal, governmental, administrative and corporate proceedings in connection with the transactions contemplated by this Agreement and the Related Agreements shall be satisfactory in form and substance to you, and you shall have received copies of all documents, including, without limitation, records of corporate or other proceedings, opinions of counsel, consents, licenses, approvals, permits and orders which you may have requested in connection therewith.



      7. COVENANTS APPLICABLE TO THE COMPANY WHILE NOTES ARE OUTSTANDING.

         The Company covenants that, until all of the Indebtedness of the Company with respect to the Notes has been indefeasibly paid in full, in cash, the Company will comply and will cause each of its Subsidiaries to comply with the following provisions unless otherwise consented to in writing by the Majority Holders of the Notes.

         7.1. PUNCTUAL PAYMENT. The Company will duly and punctually pay or cause to be paid all principal and interest payable with respect to the Notes in accordance with the terms thereof.

         7.2. RECORDS AND ACCOUNTS. Each of the Company and its Subsidiaries will keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, obsolescence and amortization of its properties and all other contingencies.

         7.3. CORPORATE EXISTENCE; MAINTENANCE OF PROPERTIES. Each of the Company and its Subsidiaries will preserve and keep in full force and effect its corporate existence, rights and franchises, except for the dissolution of any Subsidiary of the Company other than NRE whose operation has been discontinued if such dissolution is, in the judgment of the Company, desirable to the conduct of its business and does not materially adversely affect the business of the Company and its Subsidiaries on a consolidated basis.

         7.4. INSPECTION OF PROPERTIES AND BOOKS. Each of the Company and its Subsidiaries shall permit you or any of your designated representatives (a) to visit and inspect any of the properties of the Company and its Subsidiaries,
(b) to examine the books of account of the Company and its Subsidiaries (and to make copies thereof and extracts therefrom), and (c) to discuss the affairs, finances and accounts of each of the Company and its Subsidiaries with, and to be advised as to the same by, officers of such Persons, all at such reasonable times during normal business hours and intervals as you may reasonably request.

         7.5. FURTHER ASSURANCES. Each of the Company and its Subsidiaries will cooperate with you and execute such further instruments and documents as you shall reasonably request to carry out to your satisfaction the transactions contemplated by this Agreement and the Related Agreements.

         7.6. NOTICES. The Company will promptly notify you in writing of the occurrence of any Default or Event of Default or if any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting a Default or an Event of Default) under the Related Agreements. The Company will immediately upon becoming aware thereof, notify you in writing of any setoff, claims, withholdings or other defenses to which any collateral under the Security Documents, or such rights with respect to such collateral, are subject.



              8.COVENANTS APPLICABLE WHILE THE WARRANTS OR SHARES

                       OF WARRANT STOCK ARE OUTSTANDING.


         The Company covenants that, as long as any of the Warrants or any shares of Warrant Stock remain outstanding, the Company will comply and will cause each of its Subsidiaries to comply, with the following provisions:

         8.1. GENERAL. The Company will comply with and will cause each of its Subsidiaries to comply with the provisions of Sections 7.3, 7.4, 7.5 and 7.6 hereof.

         8.2. DILUTION PROTECTION. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger or dissolution, avoid or seek to avoid the observance or performance of any of the terms of this Agreement or the Warrant. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of the Warrant above the amount payable therefor on such exercise,
(b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares on the exercise of the Warrant from time to time outstanding, (c) will not issue any capital stock of any class which is preferred as to dividends or as to the distribution of assets upon voluntary or involuntary dissolution, liquidation or winding up, unless the rights of the holders hereof shall be limited to a fixed sum or percentage of par value in respect of participation in dividends and in any such distribution of assets, (d) will comply in all respects with the provisions of Article VIII of the Stockholders Agreement, and (e) will not transfer all or substantially all of its properties and assets to any other entity (corporate or otherwise), or consolidate with or merge into any other entity or permit any such entity to consolidate with or merge into the Company (if the Company is not the surviving entity), unless such other entity shall expressly assume in writing and will be bound by all the terms of this Agreement and the Stockholders Agreement.



                  9.COVENANTS APPLICABLE WHILE THE SECURITIES

                               ARE OUTSTANDING.


         The Company hereby agrees that so long as any Securities are outstanding that it will comply with and it will cause its Subsidiaries to comply with the following provisions:

         9.1. GENERAL. The Company will comply with and will cause each of its Subsidiaries to comply with the provisions of Sections 7.3, 7.4, 7.5 and 7.6 hereof.

         9.2. NOTICES. The Company will promptly give notice to each Major Holder of any litigation or any administrative proceeding to which the Company or any of its Subsidiaries may hereafter become a party which the Company reasonably believes may result in any material adverse change in the business, assets, or financial condition of the Company and its Subsidiaries. Forthwith upon any executive officer of the Company obtaining knowledge of any Default or Event of Default hereunder, any default or event of default under any Related Agreement, or any agreement relating to any Indebtedness for Borrowed Money, the Company will furnish a notice specifying the nature and period of existence thereof and in the case of a Default or Event of Default hereunder, what action the Company or any of its Subsidiaries has taken, is taking or proposes to take with respect thereto. Promptly after the receipt thereof, the Company will provide copies of any reports as to inadequacies in accounting controls submitted by independent accountants with respect to the Company and its Subsidiaries.

         9.3.  RIGHTS TO ATTEND MEETINGS.

         (a) Board Meetings. The Company will call and hold a meeting of its board of directors at least annually. The Company will give one representative designated by the Majority Holders of the Notes and one representative designated by the Majority Holders of the Warrants and Warrant Stock at least five business days' prior written notice of the time, place and subject matter of any proposed meeting (or action by written consent) of the board of directors of the Company (except written consents executed solely in connection with the establishment of bank accounts or other purely administrative matters), such notice in all cases to include true and complete copies of all documents furnished to any director in connection with such meeting or consent. Such representatives, or their respective officers and authorized representatives, will be entitled to attend as an observer at any such meeting or, if a meeting is held by telephone conference, to participate therein for the purpose of listening thereto.

         (b) Annual Meetings. Within ninety (90) days after the financial statements required by Section 9.1 hereof are furnished and on not less than thirty (30) days' prior written notice, the Company will hold an annual meeting of its stockholders at which the principal executive, financial and operations officers of the Company will present a review of, and will discuss with those in attendance, in reasonable detail, the general affairs, management, financial condition, results of operations and business prospects of the Company. The Company will give each Major Holder at least thirty (30) days' advance written notice of such meeting and will allow each Major Holder to attend such meeting.

         9.4. OTHER INFORMATION. The Company will deliver to each Person entitled to receive notice pursuant to Section 9.3(a) of annual board meetings copies of all papers which may be distributed from time to time to the directors and stockholders of the Company at such time as such papers are so distributed to them. In addition, from time to time upon your request or upon the request of any representative designated by the Majority Holders of the Notes, or by the Majority Holders of Warrants and Warrant Stock, the Company will furnish to any authorized officer or representative of such Person such information regarding the business, affairs, prospects and financial condition of the Company and its Subsidiaries as such officer or representative may reasonably request. Each such officer or representative shall have the right during normal business hours to examine the books and records of the Company and its Subsidiaries to make copies, notes and abstracts therefrom, and to make an independent examination of the books and records of the Company and its Subsidiaries.

         9.5. CONFIDENTIALITY. Each holder will hold in confidence all proprietary information of the Company and its Subsidiaries provided or made available to such holder pursuant to this Section 9 until such time as such information has become publicly available other than as a consequence of any breach by a holder of its confidentiality obligations hereunder.

                                 10. DEFAULTS.


         10.1. EVENTS OF DEFAULT. Holders of the Securities will be entitled to exercise the remedies provided by Section 10.2 hereof in accordance with the terms thereof if any one or more of the following events (Events of Default) shall occur:

                  (a) the Company shall fail to make any payment of interest or principal on any of the Notes as the same shall become due, whether at maturity or by acceleration or otherwise, or shall fail to redeem the Notes as required by ss.3.8 hereof; or

                  (b) any default shall occur under the terms applicable to any Senior Indebtedness or Indebtedness for Borrowed Money outstanding in a principal amount exceeding $1,000,000 of the Company or $5,000,000 of any Subsidiary representing any borrowing or financing or arising under any other material agreement, and such default shall have resulted in any or all of such Senior Indebtedness or Indebtedness for Borrowed Money having become due and payable in accordance with its terms prior to its stated maturity, whether by acceleration or otherwise; or

                  (c)      the Company or any of its Subsidiaries shall:

                           (i) commence a voluntary case under Title 11 of the
                  United States Code as from time to time in effect, or authorize, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case;

                           (ii) have filed against it a petition commencing an
                  involuntary case under said Title 11 and such petition shall not have been dismissed or stayed within sixty (60) days;

                           (iii) seek relief as a debtor under any applicable
                  law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or consent to or acquiesce in such relief;

                           (iv) have entered against it an order by a court of
                  competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (z) assuming custody of, or appointing a receiver or other custodian for, all or a substantial part of its property;

                           (v) make an assignment for the benefit of, or enter
                  into a composition with, its creditors, or appoint or consent to the appointment of a receiver or other custodian for all or a substantial part of its property.

     10.2. REMEDIES. Upon the occurrence and continuance of any of the Events of Default under Section 10.1 hereof, in each and every such case,

                  (a) the Majority Holders of the Preferred Shares, the Majority Holders of the Warrant Shares and the Majority Holders of the Notes may proceed to protect and enforce its or their rights by suit in equity, action at law and/or other appropriate proceedings either for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement, in any Related Agreement or in the Company's Charter or in the Notes, or in aid of the exercise of any power granted in this Agreement, in any Related Agreement or in the Company's Charter or in the Notes, and (unless there shall have occurred an Event of Default under Section 10.1(e) hereof, in which case the unpaid balance of the Notes shall automatically become due and payable) may by notice to the Company, declare all or any part of the unpaid principal amount of the Notes then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Agreement or the Notes shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and such holder or holders may proceed to enforce payment of such amount or part thereof in such manner as it or they may elect;

                  (b) the Majority Holders of the Warrants and the Warrant Stock may proceed to protect and enforce its or their rights by suit in equity, action at law and/or other appropriate proceeding for specific performance of any covenant, provision or condition contained or incorporated by reference in this Agreement or in any Related Agreement, or in aid of the exercise of any power granted in this Agreement or any Related Agreement; and

                  (c) the Majority Holders of Preferred Shares may elect, by delivery of a written notice to the Company, to have all or any part of the outstanding Preferred Shares redeemed by the Company.

         10.3. WAIVERS. Each of the Company and its Subsidiaries hereby waives, to the extent not prohibited by applicable law, (a) all presentments, demands for performance and notices of nonperformance (except to the extent specifically required by the provisions hereof), (b) any requirement of diligence or promptness on the part of any holder of Securities in the enforcement of its rights under the provisions of this Agreement, the Company's Charter, or any Financing Agreement, and (c) any and all notices of every kind and description which may be required to be given by any statute or rule of law.

         10.4. COURSE OF DEALING. No course of dealing between the Company or any of its Subsidiaries on the one hand, and you or any holder of Securities, on the other hand, shall operate as a waiver of any of your or its rights under this Agreement, the Company's Charter, or any Financing Agreement. No delay or omission in exercising any right under this Agreement, the Company's Charter, or any Financing Agreement shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any other occasion.

                             11. RIGHT OF CO-SALE.


         The holders shall have rights of co-sale as specified in Article V of the Stockholders Agreement.


                     12. SUBSEQUENT HOLDERS OF SECURITIES.


         Whether or not any express assignment has been made in this Agreement, the provisions of this Agreement and the Financing Agreements that are for your benefit as the holder of any Securities are also for the benefit of, and enforceable by, all subsequent holders of Securities any subsequent holders of Securities shall be bound by the provisions of this Agreement and the Stockholders Agreement.

                      13. SALE OR TRANSFER OF SECURITIES;
                             REGISTRATION RIGHTS.


         You shall have certain rights and restrictions with respect to the transfer and/or sale of the Preferred Shares, Warrant Shares and Warrants as set forth in the Stockholders Agreement. You shall also have certain registration rights with respect to certain of the Securities in accordance with the terms of the Stockholders Agreement.


                 14. REGISTRATION AND TRANSFER OF SECURITIES.


         14.1.  REGISTRATION, TRANSFER AND EXCHANGE OF NOTES.

         (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the registered holders of the Notes issued by it and particulars of the respective Notes held by them and of all transfers of such Notes. References to the "holder" or "holder of record" of any Note shall mean the payee thereof unless the payee shall have presented such Note to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Notes shall be proven by such register and the Company may conclusively rely upon such register.

         (b) The holder of any of the Notes may at any time and from time to time prior to maturity or redemption thereof surrender any Note held by it for exchange or (subject to compliance with the applicable provisions of Sections 11 and 16 hereof) transfer at said office of the Company. Within a reasonable time thereafter and without expense (other than transfer taxes, if any) to such holder, the Company shall issue, at its expense, in exchange therefor another Note or Notes, dated the date to which interest has been paid on the surrendered Note, for the same aggregate principal amount as the unpaid principal amount of the Note or Notes so surrendered, having the same maturity and rate of interest, containing the same provisions and subject to the same terms and conditions as the Note or Notes so surrendered. Each such new Note shall be in the denominations and registered in the name of such person or persons as the holder of such surrendered Note or Notes may designate in writing, and such exchange shall be made in a manner such that no additional or lesser amount of principal or interest shall result. The Company will pay shipping and insurance charges, from and to each holder's principal office, involved in the exchange or transfer of any Note.

         (c) Each Note issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Note shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Note for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 18 hereof.

         14.2.  REGISTRATION, TRANSFER AND EXCHANGE OF WARRANTS.

         (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of Warrants issued by it and particulars of the respective Warrants held by them and of all transfers of such Warrants. References to the "holder" or "holder of record" of any Warrant shall mean the holder thereof unless the holder shall have presented such Warrant to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Warrants shall be proven by such register and the Company may conclusively rely upon such register.

         (b) The holder of any of the Warrants may at any time and from time to time prior to exercise, repurchase or redemption thereof surrender any Warrant held by it for exchange or (subject to compliance with Section 16 hereof) transfer at said office of the Company. On surrender for exchange of the Warrants, properly endorsed, to the Company, the Company at its expense will issue and deliver to or on the order of the holder thereof a new warrant or warrants of like tenor, in the name of such holder or, upon payment by such holder of any applicable transfer taxes, as such holder may direct, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock called for on the face or faces of the Warrants so surrendered. The Company will pay shipping and insurance charges, from and to each holder's principal office, involved in the exchange or transfer of any Warrant.

         (c) Each Warrant issued hereunder, whether originally or in substitution for, or upon transfer or exchange of, any Warrant shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Warrant for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in
Section 17 hereof.

         14.3.  TRANSFER AND EXCHANGE OF COMMON STOCK AND PREFERRED STOCK.

         (a) The Company shall keep at its principal office a register in which shall be entered the names and addresses of the holders of the Common Stock and the Preferred Stock and the particulars (including without limitation the class thereof) of the respective Common Stock and the Preferred Stock held by them and of all transfers of shares of Common Stock and the Preferred Stock or conversions of shares of Common Stock and the Preferred Stock from one class to another. References to the "holder" or "holder of record" of any Common Stock and the Preferred Stock shall mean the holder thereof unless the holder shall have presented the stock certificates evidencing same to the Company for transfer and the transferee shall have been entered in said register as a subsequent holder, in which case the terms shall mean such subsequent holder. The ownership of any of the Common Stock and the Preferred Stock shall be proven by such register and the Company may conclusively rely upon such register.

         (b) Upon surrender at such office of any certificate representing shares of Common Stock or Preferred Stock, as the case may be, for registration of exchange or (subject to compliance with the applicable provisions of this Agreement, including without limitation the conditions set forth in Section 16 hereof) transfer or conversion, the Company shall issue, at its expense, one or more new certificates, in such denomination or denominations as may be requested, for shares of such class of Common Stock or Preferred Stock, as the case may be, as may be requested, and registered as such holder may request. Any certificate representing shares of Common Stock or Preferred Stock, as the case may be, surrendered for registration of transfer shall be duly endorsed, or accompanied by a written instrument of transfer duly executed by the holder of such certificate or his attorney duly authorized in writing. The Company will pay shipping and insurance charges, from and to each holder's principal office, upon any transfer, exchange or conversion provided for in this Section 14.3.

         (c) Each stock certificate evidencing Common Stock or Preferred Stock, as the case may be, whether originally or in substitution for, or upon transfer, conversion or exchange of, any Common Stock or Preferred Stock, as the case may be, or upon the exercise of any Warrant shall be registered on the date of execution thereof by the Company. The registered holder of record shall be deemed to be the owner of the Common Stock or Preferred Stock, as the case may be, for all purposes of this Agreement. All notices given hereunder to the holder of record shall be deemed validly given if given in the manner specified in Section 18 hereof.

         14.4. REPLACEMENT OF SECURITIES. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Security and, in the case of any such loss, theft or destruction, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, in the case of any Security held by you or another institutional holder, an unsecured indemnity agreement from you or such other holder reasonably satisfactory to the Company) or, in the case of any such mutilation, upon the surrender of such Security for cancellation to the Company at its principal office, the Company, at its own expense, will execute and deliver, in lieu thereof, a new Security of like tenor, dated in the case of a Note so that there will be no loss of interest. Any Security in lieu of which any such new Security has been so executed and delivered by the Company shall not be deemed to be outstanding for any purpose of this Agreement.


                         15. REGULATORY RESTRICTIONS.

         15.1 BANK HOLDING COMPANY ACT. No Person which is a bank holding company or a subsidiary of a bank holding company (a Bank Affiliate) as defined in the Bank Holding Company Act of 1956, as amended, or other applicable banking laws of the United States of America and the rules and regulations promulgated thereunder (the Bank Holding Company Act) shall exercise its rights to convert shares of Class B Common Stock into shares of Class A Common Stock, or otherwise acquire Class A Common Stock, if, after giving effect to such conversion, the Bank Affiliate, together with its affiliates, would own more than five percent (5%) of the outstanding voting securities of the Company. Notwithstanding the foregoing, to the extent not inconsistent with the Bank Holding Company Act, such conversion rights may be exercised or shares of Class A Common Stock may otherwise be acquired in the event that:

                  (a) the Company shall vote to merge or consolidate with or into any other Person and after giving effect to such merger or consolidation the Bank Affiliate would not own more than five percent (5%) of the outstanding voting securities of the surviving corporation;

                  (b) said holder desires to sell shares of Class A Common Stock to be obtained by the conversion of all or part of its shares of Class B Common Stock in connection with any proposed purchase of Class A Common Stock by another Person (other than a Bank Affiliate); or

                  (c) said holder exercises its registration rights pursuant to Section 13 hereof and the registration statement resulting therefrom is effective.

         15.2. STATEMENT OF COMPLIANCE. For purposes of this Agreement, a written statement of BBI or any of its affiliates converting such shares of Class B Common Stock into Class A Common Stock or otherwise acquiring Class A Common Stock, delivered to the Company upon surrender of any shares of Common Stock for conversion, acquisition of any shares of Class A Common Stock, to the effect that BBI or its affiliate, as the case may be, is legally entitled to exercise its rights to purchase securities of the Company and that such exercise will not violate or contravene any law or regulation or any judgment, decree or order of any governmental authority then applicable to BBI or such affiliate, as the case may be, shall be conclusive and binding upon the Company and shall absolutely obligate and bind the Company to deliver, in accordance with the other terms and provisions hereof, certificates or other appropriate instruments representing the securities so purchased.

                         16. RESTRICTIONS ON TRANSFER.


         16.1. GENERAL RESTRICTION. The Securities shall be transferable only upon the satisfaction of the conditions set forth below in this Section 16.

         16.2 NOTICE OF TRANSFER. Prior to any transfer of any Securities, the holder thereof shall be required to give written notice to the Company describing in reasonable detail the manner and terms of the proposed transfer and the identity of the proposed transferee (the Transfer Notice), accompanied by (a) an opinion of Bingham, Dana & Gould addressed to the Company, or other counsel reasonably acceptable to the Company, that such transfer may be effected without registration of such Securities under the Securities Act, and
(b) the written agreement of the proposed transferee to be bound by all of the provisions hereof and of the Financing Agreements, applicable to holders of such Securities hereunder or thereunder.

         16.3. RESTRICTIVE LEGENDS. Except as otherwise permitted by this
Section 16, each Security shall bear the legend specified for such Security in
Schedule 16.3 hereto.

         16.4. TERMINATION OF RESTRICTIONS. The restrictions imposed by this
Section 16 upon the transferability of Securities shall terminate as to any particular Securities when such Securities shall have been effectively registered under the Securities Act or sold pursuant to a Public Sale. Whenever any of such restrictions shall terminate as to any Securities, the holder thereof shall be entitled to receive from the Company, at the Company's expense, new Securities without such legends.


                           17. EXPENSES; INDEMNITY.


         (a) Whether or not the transactions contemplated hereby shall be consummated, the Company promises to pay (i) the reasonable costs of (A) producing and reproducing this Agreement, each other Financing Agreement and Related Agreements and the Securities and (B) any taxes (including any interest and penalties in respect thereto), filing fees or recording fees or taxes payable by any holder of Securities (other than taxes based upon such holder's net income) on or with respect to the transactions contemplated by this Agreement, each other Financing Agreement and Related Agreements and the Securities (the Company hereby agreeing to indemnify each holder with respect thereto), (ii) the documented fees, expenses and disbursements of BBI's special counsel or any local counsel to the Agent incurred in connection with the preparation of this Agreement, each other Financing Agreement and Related Agreements and the Securities and other instruments mentioned herein, each closing hereunder, amendments, modifications, approvals, consents or waivers hereto or hereunder and any transfer of the Securities and the termination hereof, (iii) all out-of-pocket expenses (including reasonable attorneys' fees and costs), incurred by any holder of the Securities in connection with (A) the enforcement of or preservation of rights under this Agreement, each other Financing Agreement and Related Agreements and the Securities against the Company or any of its Subsidiaries or the administration thereof after the occurrence of a default or Event of Default and (B) in connection with any litigation, proceeding or dispute whether arising hereunder or under each other Financing Agreement and Related Agreements and the Securities or arising out of the transactions contemplated hereby or thereby. The covenants of this ss.17 shall survive payment or satisfaction of all other Obligations.

     (b) The Company further agrees to indemnify and hold harmless BBI's and any subsequent holder of Securities as well as each such Person's shareholders, directors, agents, officers, Subsidiaries and affiliates, from and against all damages, losses, settlement payments, obligations, liabilities, claims, actions or causes of action, and costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party by reason of or resulting from the transactions contemplated hereby, except any of the foregoing which result from the gross negligence or willful misconduct of the indemnified party. In any investigation, proceeding or litigation, or the preparation therefor, each holder shall be entitled to select its own counsel and, in addition to the foregoing indemnity, the Company agrees to pay promptly the fees and expenses of such counsel. If, and to the extent that the obligations of the Company under this ss.17 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The covenants contained in this ss.17 shall survive payment or satisfaction in full of all other Obligations.


                                 18. NOTICES.


         Any notice or other communication in connection with this Agreement, any other Financing Agreement or the Securities shall be deemed to be delivered if in writing (or in the form of a telex or telecopy) addressed as provided below (a) when actually delivered, telexed or telecopied to said address or (b) in the case of a letter, three business days shall have elapsed after the same shall have been deposited in the United States mails, postage prepaid and registered or certified:

                  If to the Company, then to its address set forth on page 1 hereof, to the attention of the President or at such other address as such person shall have specified by notice actually received by the addressor.

                  If to BBI, then to its address set forth on page 1 hereof, to the attention of Ms. Mary Josephs Reilly, with a copy to Gordon L. Nelson, Jr., Director or at such other address as BBI shall have specified by notice actually received by the addressor.

                  If to any other holder of record of any Security, to it at its address set forth in the applicable register referred to in
         Section 14 hereof.

                  19. SURVIVAL AND TERMINATION OF COVENANTS.


         All covenants, agreements, representations and warranties made herein or in any other document referred to herein or delivered to you pursuant hereto shall be deemed to have been relied on by you, notwithstanding any investigation made by you or on your behalf, and shall survive the execution and delivery to you hereof and of the Securities.


                          20. AMENDMENTS AND WAIVERS.


         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Holders of the Notes, the Majority Holders of the Preferred Shares and the Majority Holders of the Warrants and Warrant Stock, respectively, with respect to any provision of this Agreement which by its terms operates for the benefit of such respective holders, and, to the extent that such proposed amendment would materially adversely affect the rights of the Senior Lenders under the Credit Agreement or MCIT under the MCIT Purchase Agreement, the Senior Lenders or MCIT, as the case may be. Any term of the Notes may be amended and the observance of any term of the Notes may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Majority Holders of the Notes with respect to whom such amendment or waiver is made. Notwithstanding the foregoing, (a) without the prior written consent of each holder of Preferred Shares, Warrants and Warrant Stock with respect to whom such amendment or waiver is made, no such amendment or waiver shall extend the scheduled date of any required repurchase or redemption of such respective Securities held by such holder or reduce the repurchase or redemption price payable thereon, (b) without the prior written consent of each holder of Notes with respect to whom such amendment or waiver is made, no such amendment or waiver shall extend the fixed maturity or reduce the principal amount of, or reduce the rate or extend the time of payment of interest on, or reduce the amount or extend the time of payment of any principal or premium payable on any prepayment of, any Note with respect to whom such amendment or waiver is made, (c) without the written consent of the aforesaid percentage of Securities reduce the aforesaid percentage of Securities the holders of which are required to consent to any such amendment or waiver, or (d) without the written consent of the percentage of the holders of each Security required to exercise the remedies provided in Section 10.2 hereof, increase such required percentage. Any amendment or waiver effected in accordance with this Section 20 shall be binding upon each holder of any Security sold pursuant to this Agreement and the Company.


                         21. CONSENT TO JURISDICTION.


         THE COMPANY HEREBY AGREES TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS, AND CONSENTS THAT SERVICE OF PROCESS WITH RESPECT TO ALL COURTS IN AND OF THE COMMONWEALTH OF MASSACHUSETTS MAY BE MADE BY REGISTERED MAIL TO IT AT THE COMPANY'S ADDRESS SET FORTH ON PAGE 1 HEREOF.

                             22.RIGHT TO PUBLICIZE



         The Company hereby acknowledge that BBI will have the right to publicize its investment in the Company as contemplated hereby by means of a tombstone advertisement or other customary advertisement in newspapers and other periodicals.


                           23. WAIVER OF JURY TRIAL.


         THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING EXISTING UNDER OR RELATING TO THIS AGREEMENT, THE SECURITIES OR ANY OF THE OTHER FINANCING AGREEMENTS.


                              24. MISCELLANEOUS.


         This Agreement and the other Financing Agreements set forth the entire understanding of the parties hereto with respect to the transactions contemplated hereby and supersede any prior written or oral understandings with respect thereto. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT AND MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS WHICH TOGETHER SHALL CONSTITUTE ONE INSTRUMENT AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC SUBSTANTIVE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE THAT WOULD CAUSE THE APPLICATION OF THE DOMESTIC SUBSTANTIVE LAWS OF ANY OTHER STATE, AND SHALL BIND AND INURE TO THE BENEFIT OF THE PARTIES HERETO AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS.

         If the foregoing corresponds with your understanding of our agreement, kindly sign this letter and the accompanying copies thereof in the appropriate space below and return one counterpart of the same to the Company, at the address first listed above.

                           Very truly yours,

                           NRE HOLDINGS, INC.


                           By:
                              -----------------------------------------------


                           Title:
                                 -------------------------------------------

Accepted and agreed to:

BANCBOSTON INVESTMENTS INC.


By:
   -------------------------------------

Title:
      ---------------------------------

                               LIST OF SCHEDULES

                  4.4               GOVERNMENTAL APPROVALS
                  4.5(A)            STOCK OWNERSHIP AFTER RECAPITALIZATION
                  4.5(B)            STOCK RIGHTS, OPTIONS, WARRANTS, ETC.
                  4.6               RELATED AGREEMENTS
                  16.3              RESTRICTIVE LEGENDS


                               LIST OF EXHIBITS


                  A        FORM OF NOTE
                  B        FORM OF WARRANT
                  C        FORM OF LEGAL OPINION OF COUNSEL TO THE COMPANY
                  D        FORM OF CHARTER AMENDMENT